EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Martha Fleming, Howard Griffith Fidelity Southern (404) 240-1504

FIDELITY SOUTHERN CORPORATION
REPORTS THIRD QUARTER 2004 EARNINGS

     ATLANTA, GA (October 21, 2004) – Fidelity Southern Corporation (“Fidelity”) (NASDAQ: LION) reported third quarter 2004 net income of $2,367,000 compared to $595,000 for the third quarter of 2003, a 298.0% increase. Basic and diluted earnings per share for the third quarter of 2004 were $.26 compared to $.07 for the same period in 2003, a 271.4% increase.

     Net income for the first nine months of 2004 was $5,471,000 compared to $3,014,000 for the same period of 2003, an 81.5% increase. Basic and diluted net income per share were $.61 and $.60, respectively for the first nine months of 2004 compared to $.34 and $.34, respectively, for the comparable period in 2003.

     Year-to-date 2003 net income includes after-tax income from discontinued operations of $78,000 or $.01 per share related to the winding down of activities following the Bank’s sale of its credit card portfolio in 2002.

     Chairman James B. Miller, Jr. said, “Third quarter and year-to-date 2004 income shows significant improvement when compared to the same periods in 2003 and reflects management’s commitment to improving Fidelity’s earnings.” He said these improvements were driven by a significant increase in loan production, as well as, deposit growth, improved asset quality and expense control. Mr. Miller said he anticipates diluted earnings per share on net income for 2004 to be about double the $.43 earned in 2003.

     As of September 30, 2004, total assets were $1.205 billion compared to $1.092 billion at December 31, 2003, a 10.4% increase. In other year-end comparisons, total loans increased 15.5% to $962.0 million; the allowance for loan losses increased 16.5% to $11.6 million; deposits increased 13.3% to $1.0 billion and shareholders’ equity increased 9.0% to $77.5 million.

     Net interest income for the third quarter and the nine-month period ended September 30, 2004, increased $1.104 million and $1.692 million, or 13.5% and 6.9%, respectively, compared to the same periods in 2003. The increases in interest income for the quarter outpaced the increases in interest expense. The year-to-date increase in net interest income was due to an increase in interest income and a decline in interest expense.

     The year-to-date increase in net interest income was primarily attributable to the increase in average interest-earning assets outpacing the 15 basis point decline in the net interest margin

Third Quarter Earnings Release
October 21, 2004

when compared to the same period last year. During the third quarter of 2004, the net interest margin declined 7 basis points when compared to the same quarter of 2003, but increased 11 basis points when compared to the second quarter of 2004.

     Interest income for the third quarter and nine-month periods ended September 30, 2004, increased $1.455 million, or 10.5%, and $921,000, or 2.1%, respectively, compared to the same periods in 2003. The increase in interest income on average interest-earning assets for the third quarter of 2004 compared to the same period in 2003 was due to a $160.8 million increase in average interest-earning assets, partially offset by a 29 basis point decline in yield. The year-to-date increase in interest income was attributable to a $119.2 million increase in average interest- earning assets, offset in part by a 53 basis point decline in yield.

     Interest expense for the third quarter of 2004 increased $351,000 or 6.2%, over the comparable period in 2003. Year-to-date interest expense declined $771,000, or 4.2%, compared to the same period in 2003. The increase in interest expense for the third quarter was due to a $146.7 million increase in average interest-bearing liabilities, largely offset by the 24 basis point decline in the cost of average interest-bearing liabilities when compared to the same period last year. The year-to-date decline in interest expense was due to the 46 basis point decline in the cost of average interest-bearing liabilities, more than offsetting the increased cost attributable to the $113.8 million increase in average interest-bearing liabilities.

     The third quarter and year-to-date 2004 provisions for loan losses were $1.1 million and $3.6 million, respectively, compared to $2.0 million and $3.8 million, respectively, for the same periods of 2003. Year-to-date net charge-offs in 2004 were $2.0 million compared to $3.2 million for the same period in 2003. The year-to-date ratio of net charge-offs to average loans outstanding was .31% compared to .56% for the comparable period in 2003. The year-to-date 2004 significant decline in commercial loan net charge-offs was primarily due to improving asset quality and higher than average recoveries. The decrease in consumer installment loan net charge-offs was primarily due to the significant reduction in indirect automobile delinquencies and repossessions even as the volume of consumer loans outstanding significantly increased. The $1.6 million increase in the allowance for loan losses during the first nine months of 2004 was due to loan growth.

     Nonperforming loans were $2.0 million at September 30, 2004, or .20% of total loans, down 48.7% from $3.8 million or .46% of total loans at September 30, 2003. Total nonperforming assets were $2.9 million at September 30, 2004, or .31% of loans plus other real estate owned (“OREO”), compared to $6.7 million or .80% of total loans plus OREO at the end of the third quarter of 2003.

     Noninterest income was $3.9 million and $11.2 million, respectively, for the third quarter and first nine months of 2004, compared to $3.3 million and $11.0 million, respectively, for the same periods of 2003. Third quarter and year-to-date 2004 increases in income from indirect lending activities of $342,000 and $1,090,000, respectively, and increases in income from SBA lending activities of $237,000 and $657,000, respectively, more than offset the declines of $77,000 and $428,000, respectively, in service fee income and declines of $214,000 and $1,095,000, respectively, in income from mortgage-banking activities, when compared to the same periods in 2003.

     The increased revenue from indirect lending activities was due to increased loan production from an expanded sales staff and the related gains on sales of loans, coupled with

Third Quarter Earnings Release
October 21, 2004

increased servicing fee income. Indirect loan production for the first nine months of 2004 increased 33.9% or $85 million to $336 million when compared to the same period last year. At September 30, 2004, Fidelity was servicing $237 million in indirect automobile loans for others compared to $163 million at September 30, 2003. Income from indirect automobile lending activities is heavily driven by current loan production and will vary with significant changes in automobile sales in Fidelity’s markets, which are predominately Georgia and Florida. This year Florida has been hit with several hurricanes and automobile manufacturers have aggressively promoted sales by lowering rates for their captive dealers. Each of these, management believes, could adversely impact fourth quarter production.

     The increased revenues from SBA lending activities were due to increased loan production and participation sales efforts. The decline in mortgage banking activity revenue has been due to a significant reduction in mortgage loan production because of rising mortgage interest rates in late 2003 and in early 2004.

     Noninterest expense for the third quarter of 2004 declined $396,000 or 4.5% to $8.4 million when compared to the same quarter of 2003, as decreases in salaries and benefits, insurance and professional and other services expenses were partially offset by minor increases in other expense items. Year-to-date 2004 noninterest expense declined $2.1 million or 7.5% to $25.6 million when compared to the first nine months of 2003 due primarily to the same items. Year-to-date occupancy expenses were negatively impacted by a $130,000 write-off of leasehold improvements due to a lease renegotiation. Brokerage related noninterest expense for the first quarter of 2003 included $465,000 of primarily professional and other operating expenses associated with switching from Fidelity’s broker-dealer subsidiary to partnering with a third party for delivery of brokerage services, as well as a Securities and Exchange Commission settlement and settlements with brokerage customers.

     The $670,000 decline in professional and other services for the 2004 year-to-date compared to the same period in 2003 was primarily due to the resolution of legal and regulatory issues and decreases in consulting expenses. The third quarter and year-to-date decreases in insurance expense were due to a reduction in the cost of insurance coverages for policies covering the twelve months beginning May 1, 2004. The decline in cost was due to the decline in Fidelity’s risk profile resulting from the divestiture of certain lines of business in 2002 and the resolution of regulatory issues in 2003. Fidelity experienced declining costs in most other expense categories, as well.

     During the third quarter of 2004, there were two offsetting nonrecurring items, a $170,000 gain from the sale of odd lot mortgage backed securities and a $175,000 expense to resolve a legal matter.

     In December 2003, FASB amended Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” to clarify that trust preferred securities such as those issued by Fidelity must be deconsolidated for financial reporting purposes no later than the end of the first reporting period ending after March 15, 2004. Fidelity has adopted FIN 46 (Revised) and consequently, the $35.5 million of trust preferred securities issued by Fidelity are no longer consolidated for financial reporting purposes. Thus, the equity investments in the subsidiaries created to issue the obligations, the obligations themselves and related dividend income and interest expense are reported on a deconsolidated basis, with the investments reported as investments held-to-maturity and dividends included as investment interest income. The obligations are reported as subordinated debt, with related interest expense reported as

Third Quarter Earnings Release
October 21, 2004

interest on subordinated debt. This change had no impact on net income or regulatory capital ratios. Financial statements for prior periods have not been restated to reflect the deconsolidation of the trust preferred issues.

     This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity’s operations, markets and products. Without limiting the foregoing, the words “believes,” “expects,” “anticipates,” “estimates,” “projects” and “intends” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons, including without limitation, changing events and trends that have influenced Fidelity’s assumptions. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity’s market, (iv) changes in fiscal, monetary, regulatory and tax policies, (vii) changes in political, legislative and economic conditions, (viii) inflation and (ix) greater loan losses than historic levels. Investors are encouraged to read the related section in Fidelity Southern Corporation’s 2003 Annual Report to Shareholders and the 2003 Annual Report on Form 10-K, including the “Risk Factors” set forth therein. Additional information and other factors that could affect future financial results are included in Fidelity’s filings with the Securities and Exchange Commission.

     Fidelity Southern Corporation, through its operating subsidiary Fidelity Bank, provides a wide range of banking, mortgage and investment services through 19 branches in Atlanta, Georgia. Mortgage, construction and automobile loans are also provided through offices in Jacksonville, Florida. For additional information about Fidelity’s products and services, please visit the company’s web site at www.FidelitySouthern.com.

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	FOR THE QUARTERS ENDED		NINE MONTHS ENDED
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	SEPTEMBER 30,		SEPTEMBER 30,
	2004	2003	2004	2003
INTEREST INCOME
LOANS, INCLUDING FEES	$13,095	$12,354	$36,986	$37,849
INVESTMENT SECURITIES	2,180	1,456	6,656	4,783
FEDERAL FUNDS SOLD	16	25	74	138
DEPOSITS WITH OTHER BANKS	3	5	11	37

TOTAL INTEREST INCOME	15,294	13,840	43,727	42,807
INTEREST EXPENSE
DEPOSITS	4,782	4,473	13,688	14,591
SHORT-TERM BORROWINGS	112	372	518	816
TRUST PREFERRED SECURITIES	—	734	—	1,878
SUBORDINATED DEBT	777	105	2,292	785
OTHER LONG-TERM DEBT	364	—	1,084	283

TOTAL INTEREST EXPENSE	6,035	5,684	17,582	18,353

NET INTEREST INCOME	9,259	8,156	26,145	24,454
PROVISION FOR LOAN LOSSES	1,100	1,950	3,600	3,750

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	8,159	6,206	22,545	20,704
NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,194	1,271	3,440	3,868
OTHER FEES AND CHARGES	294	279	845	902
MORTGAGE BANKING ACTIVITIES	504	718	1,467	2,562
BROKERAGE ACTIVITIES	118	84	482	295
INDIRECT LENDING ACTIVITIES	1,142	800	3,303	2,213
SBA LENDING ACTIVITIES	237	—	692	35
SECURITIES GAINS, NET	170	—	300	331
OTHER OPERATING INCOME	258	174	681	764

TOTAL NONINTEREST INCOME	3,917	3,326	11,210	10,970
NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	4,429	4,600	13,263	14,041
FURNITURE AND EQUIPMENT	757	654	2,225	2,019
NET OCCUPANCY	847	932	2,709	2,866
COMMUNICATION EXPENSES	317	310	1,044	1,089
PROFESSIONAL AND OTHER SERVICES	596	546	1,704	2,374
STATIONERY, PRINTING AND SUPPLIES	164	156	502	661
INSURANCE EXPENSES	131	325	647	739
OTHER OPERATING EXPENSES	1,195	1,309	3,471	3,852

TOTAL NONINTEREST EXPENSE	8,436	8,832	25,565	27,641

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAX EXPENSE	3,640	700	8,190	4,033
INCOME TAX EXPENSE	1,273	105	2,719	1,097

INCOME FROM CONTINUING OPERATIONS	2,367	595	5,471	2,936

	FOR THE QUARTERS ENDED		NINE MONTHS ENDED
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	SEPTEMBER 30,		SEPTEMBER 30,

	2004	2003	2004	2003
DISCONTINUED OPERATIONS:
INCOME FROM DISCONTINUED OPERATIONS
(NET OF INCOME TAXES OF $-0-, $-0-, $-0- AND $37, RESPECTIVELY)	—	—	—	78

NET INCOME	$2,367	$595	$5,471	$3,014

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
BASIC EARNINGS PER SHARE	$0.26	$0.07	$0.61	$0.33

DILUTED EARNINGS PER SHARE	$0.26	$0.07	$0.60	$0.33

EARNINGS PER SHARE:
BASIC EARNINGS PER SHARE	$0.26	$0.07	$0.61	$0.34

DILUTED EARNINGS PER SHARE	$0.26	$0.07	$0.60	$0.34

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	9,029,075	8,863,847	8,964,812	8,861,930

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	9,096,141	8,991,252	9,061,956	8,951,258

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(DOLLARS IN THOUSANDS)	SEPTEMBER 30,	DECEMBER 31,	SEPTEMBER 30,
	2004	2003	2003

ASSETS
CASH AND DUE FROM BANKS	$24,340	$21,450	$23,548
FEDERAL FUNDS SOLD	15,565	18,566	2,873
INVESTMENTS AVAILABLE-FOR-SALE	122,585	145,280	122,424
INVESTMENTS HELD-TO-MATURITY	53,603	45,749	6,323
LOANS HELD-FOR-SALE	30,126	37,291	54,394
LOANS	931,871	795,738	782,988
ALLOWANCE FOR LOAN LOSSES	(11,553)	(9,920)	(9,940)

LOANS, NET	920,318	785,818	773,048
PREMISES AND EQUIPMENT, NET	12,970	13,916	14,089
OTHER REAL ESTATE	209	938	2,196
ACCRUED INTEREST RECEIVABLE	4,819	4,897	4,728
OTHER ASSETS	20,891	18,014	16,256

TOTAL ASSETS	$1,205,426	$1,091,919	$1,019,879

LIABILITIES
DEPOSITS:
NONINTEREST BEARING DEMAND	$115,176	$111,500	$106,123
INTEREST BEARING DEMAND/MONEY MARKET	256,412	169,357	164,307
SAVINGS	115,318	130,992	119,839
TIME DEPOSITS, $100,000 AND OVER	201,812	172,315	156,320
OTHER TIME DEPOSITS	317,031	303,815	309,216

TOTAL DEPOSIT LIABILITIES	1,005,749	887,979	855,805
FED FUNDS PURCHASED/SECURITIES SOLD/OTHER SHORT-TERM BORROWINGS	16,600	23,396	27,935
SHORT-TERM FHLB BORROWINGS	18,000	24,500	24,000
TRUST PREFERRED SECURITIES	—	35,500	35,500
SUBORDINATED DEBT	36,598	—	—
OTHER LONG-TERM DEBT	45,000	45,425	1,662
ACCRUED INTEREST PAYABLE	2,260	2,786	2,245
OTHER LIABILITIES	3,690	1,207	2,186

TOTAL LIABILITIES	1,127,897	1,020,793	949,333
SHAREHOLDERS’ EQUITY
COMMON STOCK	42,689	40,516	40,409
TREASURY STOCK	(69)	(69)	(69)
ACCUMULATED OTHER COMPREHENSIVE INCOME	360	259	159
RETAINED EARNINGS	34,549	30,420	30,047

TOTAL SHAREHOLDERS’ EQUITY	77,529	71,126	70,546

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,205,426	$1,091,919	$1,019,879

BOOK VALUE PER SHARE	$8.50	$8.01	$7.96

SHARES OF COMMON STOCK OUTSTANDING	9,117,849	8,877,847	8,863,847

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
FROM CONTINUING OPERATIONS
(UNAUDITED)

(DOLLARS IN THOUSANDS)	Nine Months Ended		Year Ended

	September 30,	September 30,	December 31,
	2004	2003	2003

BALANCE AT BEGINNING OF PERIOD	$9,920	$9,404	$9,404
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	278	1,284	1,398
REAL ESTATE-CONSTRUCTION	—	—	—
REAL ESTATE-MORTGAGE	4	31	232
CONSUMER INSTALLMENT	2,549	2,324	3,218

TOTAL CHARGE-OFFS	2,831	3,639	4,848
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	397	43	82
REAL ESTATE-CONSTRUCTION	—	—	—
REAL ESTATE-MORTGAGE	52	3	3
CONSUMER INSTALLMENT	415	379	529

TOTAL RECOVERIES	864	425	614

NET CHARGE-OFFS	1,967	3,214	4,234
PROVISION FOR LOAN LOSSES	3,600	3,750	4,750

BALANCE AT END OF PERIOD	$11,553	$9,940	$9,920

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	0.31%	0.56%	0.54%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	1.24%	1.27%	1.25%

NONPERFORMING ASSETS
FROM CONTINUING OPERATIONS
(UNAUDITED)

(DOLLARS IN THOUSANDS)	September 30,	September 30,	December 31,
	2004	2003	2003

NONACCRUAL LOANS	$1,966	$3,832	$2,244
REPOSSESSIONS	774	715	918
OTHER REAL ESTATE	209	2,196	938

TOTAL NONPERFORMING ASSETS	$2,949	$6,743	$4,100

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$89	$195
RATIO OF PAST DUE LOANS TO TOTAL LOANS	—%	0.01%	0.02%
RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS AND REPOSSESSIONS	0.31%	0.80%	0.49%

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

				Percent change
(DOLLARS IN THOUSANDS)
	September 30,	December 31,	September 30,	Sep. 30, 2004/	Sep. 30, 2004/
	2004	2003	2003	Dec. 31, 2003	Sep. 30, 2003
TOTAL LOANS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	$104,707	$72,504	$72,549	44.42%	44.33%
TAX-EXEMPT COMMERCIAL	7,970	8,144	7,979	-2.14%	-0.11%

TOTAL COMMERCIAL, FINANCIAL AND AGRICULTURAL	112,677	80,648	80,528	39.71%	39.92%
REAL ESTATE-CONSTRUCTION	138,908	120,179	110,799	15.58%	25.37%
REAL ESTATE-MORTGAGE	196,309	181,762	169,562	8.00%	15.77%
CONSUMER INSTALLMENT	483,977	413,149	422,100	17.14%	14.66%

LOANS	931,871	795,738	782,989	17.11%	19.01%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	5,126	2,291	4,393	123.75%	16.69%
INDIRECT AUTO LOANS	25,000	35,000	50,000	-28.57%	-50.00%

TOTAL LOANS HELD-FOR-SALE	30,126	37,291	54,393	-19.21%	-44.61%

TOTAL LOANS	$961,997	$833,029	$837,382

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	FOR THE QUARTER ENDED
	September 2004			September 2003
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$946,841	$13,001	5.46%	$830,773	$12,269	5.86%
Tax-exempt (1)	7,965	143	7.15%	7,756	131	6.68%

Total loans	954,806	13,144	5.48%	838,529	12,400	5.87%
Investment securities
Taxable	179,649	2,180	4.83%	128,474	1,456	4.57%
Tax-exempt	—	—	0.00	—	—	0.00

Total investment securities	179,649	2,180	4.83%	128,474	1,456	4.57%
Interest-bearing deposits	1,053	4	1.35%	1,728	4	0.98%
Federal funds sold	4,815	17	1.37%	10,776	25	0.93%

Total interest-earning assets	1,140,323	15,345	5.35%	979,507	13,885	5.64%
Cash and due from banks	22,393			20,682
Allowance for loan losses	(11,561)			(10,233)
Premises and equipment, net	13,106			14,256
Other real estate owned	235			1,714
Other assets	23,647			20,040

Total assets	$1,188,142			$1,025,966

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$250,369	$968	1.54%	$168,143	$527	1.24%
Savings deposits	115,483	477	1.64%	118,248	480	1.61%
Time deposits	508,884	3,337	2.61%	463,278	3,501	3.00%

Total interest-bearing deposits	874,736	4,782	2.17%	749,669	4,508	2.39%
Federal funds purchased	7,799	34	1.74%	1,223	4	1.36%
Securities sold under agreements to repurchase	18,475	48	1.03%	26,618	75	1.12%
Other short-term borrowings	7,083	30	1.68%	29,924	397	5.27%
Subordinated debt	36,598	769	8.36%	0	0	0.00%
Long-term debt	45,000	372	3.29%	35,588	698	7.78%

Total interest-bearing liabilities	989,690	6,035	2.43%	843,022	5,682	2.67%
Noninterest-bearing:
Demand deposits	119,497			106,108
Other liabilities	4,813			5,757
Shareholders’ equity	74,142			71,079

Total liabilities and shareholders’ equity	$1,188,142			$1,025,966

Net interest income / spread		$9,310	2.93%		$8,202	2.96%

Net interest margin			3.25%			3.32%

(1)	Interest income includes the effect of taxable-equivalent adjustment for September 2004 and September 2003 of $50,000 and $46,000 respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR-TO-DATE
	September 2004			September 2003
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets
Interest-earning assets:
Loans, net of unearned income						%
Taxable	$898,476	$36,705	5.46%	$822,887	$37,647	6.12%
Tax-exempt (1)	8,029	430	7.16%	5,814	306	7.03%

Total loans	906,504	37,135	5.47%	828,701	37,953	6.12%
Investment securities
Taxable	183,811	6,656	4.83%	132,828	4,783	4.89%
Tax-exempt	—	—	0.00	—	—	0.00

Total investment securities	183,811	6,656	4.83%	132,828	4,783	4.89%
Interest-bearing deposits	1,401	11	1.05%	4,307	37	1.15%
Federal funds sold	10,001	74	0.99%	16,609	138	1.11%

Total interest-earning assets	1,101,717	43,877	5.32%	982,445	42,911	5.85%
Cash and due from banks	21,091			21,235
Allowance for loan losses	(10,836)			(9,117)
Premises and equipment, net	13,516			14,498
Other real estate owned	524			2,043
Other assets	23,022			19,634

Total assets	$1,149,036			$1,030,738

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$214,959	$2,228	1.38%	$160,247	$1,515	1.26%
Savings deposits	117,005	1,438	1.64%	114,606	1,503	1.75%
Time deposits	514,876	10,023	2.60%	483,615	11,611	3.21%

Total interest-bearing deposits	846,840	13,688	2.16%	758,468	14,629	2.58%
Federal funds purchased	3,940	47	1.60%	1,747	19	1.48%
Securities sold under agreements to repurchase	17,055	135	1.06%	23,759	201	1.13%
Other short-term borrowings	11,008	335	4.07%	18,179	701	5.15%
Subordinated debt	36,598	2,268	8.28%	38,057	2,558	8.99%
Long-term debt	45,150	1,107	3.28%	6,564	245	4.99%

Total interest-bearing liabilities	960,591	17,582	2.44%	846,774	18,353	2.90%
Noninterest-bearing:
Demand deposits	110,498			105,902
Other liabilities	5,064			6,885
Shareholders’ equity	72,882			71,177

Total liabilities and shareholders’ equity	$1,149,036			$1,030,738

Net interest income / spread		$26,295	2.87%		$24,558	2.95%

Net interest margin			3.19%			3.34%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2004 and 2003 of $151,000 and $107,000 respectively.